UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2024

Hillman Solutions Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-39609	85-2096734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1280 Kemper Meadow Drive
Cincinnati, Ohio 45240
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (513) 851-4900
Former name or former address

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HLMN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of Hillman Solutions Corp. (the “Company”) held June 7, 2024 (the “Annual Meeting”), the stockholders of the Company approved an amendment (the “Amendment”) to the 2021 Equity Incentive Plan. The Amendment adds 2,000,000 shares of common stock to the share pool previously available under the 2021 Equity Incentive Plan. Additional details of the Amendment are included in the Company’s definitive Proxy Statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 23, 2024.

A copy of the 2021 Equity Incentive Plan, as amended on June 7, 2024, is included as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the 2021 Equity Incentive Plan, as amended on June 7, 2024.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

10.1    Hillman Solutions Corp. 2021 Equity Incentive Plan, as amended on June 7, 2024.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: June 13, 2024	Hillman Solutions Corp.

	By:	/s/ Robert O. Kraft
	Name:	Robert O. Kraft
	Title:	Chief Financial Officer